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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                             Securities Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                     SEPTEMBER 14, 2006 (SEPTEMBER 8, 2006)

                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)



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

           NEVADA                    001-4219               C-74-1339132
(State or other jurisdiction       (Commission            (I.R.S. Employer
     of incorporation)             File Number)          Identification No.)
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
      100 MERIDIAN CENTRE, SUITE 350                        14618
            ROCHESTER, NEW YORK                           (Zip Code)
 (Address of principal executive offices)



                                 (585) 242-2000
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On September 8, 2006, Zapata Corporation, a Nevada corporation ("Zapata" or "the Company"), the 58% stockholder of Omega Protein Corporation, a Nevada corporation ("Omega"), entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which (i) Omega agreed to acquire from Zapata 9,268,292 shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Omega held by Zapata at a purchase price of $5.125 per share for an aggregate purchase price of $47,500,000 (the "Purchase Price") and (ii) Zapata granted to Omega an option (the "Option") to acquire all of the shares of Common Stock held by Zapata on the date of the exercise of such option (the "Option Shares") at a purchase price of $4.50 per Option Share (the "Option Purchase Price"). Subject to certain conditions, the Option will be exercisable during the period beginning 270 days after the closing (the "Closing") of the Purchase Agreement and ending 390 days after the Closing (the "Option Exercise Period"). The Shares and Option Shares, if any, purchased by Omega from Zapata will be retired, restoring them to the status of authorized but unissued shares of Common Stock.

      Concurrent with the execution and delivery of the Purchase Agreement, Omega and Ableco Finance LLC, an affiliate of Cerberus Capital Management, L.P. (the "Lender"), entered into a commitment letter (the "Commitment Letter"), pursuant to which the Lender agreed to provide Omega with a senior secured financing facility (the "Facility") in the maximum aggregate amount of $65,000,000 to (i) acquire the Shares (exclusive of the fees and expenses related to such financing), (ii) to fund the Company's ongoing working capital requirements, including, establishing a letter of credit sub-facility and (iii) to pay the fees and expenses related to such financing. The Facility will consist of (a) a revolving credit facility of up to $30,000,000 outstanding at any time, including a $5,000,000 subfacility for the issuance of letters of credit, and (b) a term loan facility of $35,000,000. Such revolving credit facility will replace Omega's existing $20 million credit facility with Bank of America, N.A., under which, at June 30, 2006, Omega had no borrowings outstanding but had letters of credit outstanding of approximately $3.1 million issued in support of worker's compensation insurance programs. Pursuant to the terms of the Commitment Letter, Omega paid to the Lender $150,000 as an expense deposit (the "Deposit") to fund expenses incurred by or on behalf of the Lender. The unused portion of the Deposit is refundable by the Lender to Omega in certain instances. In addition, Omega has agreed to pay the Lender an additional expense deposit if the amount of expenses incurred or to be incurred by the Lender in connection with the Facility exceeds or will exceed the amount of the Deposit. Also pursuant to the terms of the Commitment Letter, Omega paid the Lender a commitment fee (the "Commitment Fee") of $487,500. The Commitment Fee or a portion thereof maybe refunded by the Lender to Omega in certain circumstances. A discussion of the material terms of the Facility is set forth below.

      The terms of the Purchase Agreement and the Commitment Letter and the transactions contemplated therein were approved by an independent special committee (the "Committee") of Omega's Board of Directors. In addition, Omega's Board of Directors and the Committee received the opinions of TM Capital Corp., an independent financial advisor to the Committee, regarding the fairness, from a financial point of view, of the Purchase Price to Omega's stockholders (except for Zapata), and the solvency of Omega following the consummation of the transactions contemplated by the Purchase Agreement and the Commitment Letter. TM Capital provided Zapata with a reliance letter allowing it to rely on the solvency opinion.

         The terms of the Purchase Agreement were approved by Zapata's Board of Directors and by the written consent of the holder of a majority of the outstanding shares of Zapata's common

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stock (the "Majority Stockholder"). Zapata's Board of Directors received the opinion of Empire Valuation Consultants, LLC., an independent financial advisor, regarding the fairness, from a financial point of view, to Zapata's stockholders of the Purchase Price, the Option Purchase Price and the transaction contemplated by the Purchase Agreement, taken as a whole, as well as any subsequent public or private sales of the Omega shares by Zapata at a price equal to or in excess of $4.50 per share during the period from the initial closing under the Purchase Agreement until the expiration of Omega's call option, The sale of Zapata's remaining Omega shares at a price equal to or in excess of $4.50 per share together with the sale by Zapata of its Shares in any "superior transaction" (as defined in the Purchase Agreement) as an alternative to the sale of the Shares as contemplated by the Purchase Agreement, as determined and approved by Zapata's Board of Directors, was also approved by the written consent of the Majority Stockholder

      Pursuant to the Purchase Agreement, Zapata has agreed to file a preliminary information statement with the Securities and Exchange Commission (the "SEC") regarding such written consent within 10 business days of the date of the Purchase Agreement, and to cause the definitive Information Statement (the "Information Statement") to be mailed to its stockholders at the earliest practicable date following the clearance of the Information Statement by the SEC.

      Concurrent with the execution and delivery of the Purchase Agreement, Omega, Zapata and Manufacturers and Traders Trust Company (the "Escrow Agent") entered into an Escrow Agreement (the "Escrow Agreement"), pursuant to which, within 45 days following the date of the Escrow Agreement, Omega agreed to deposit the Purchase Price, and Zapata agreed to deposit the original stock certificates representing the Shares, with the Escrow Agent, in each case to be held in accordance with and, pending the Closing or the termination of, the Purchase Agreement or the Escrow Agreement in accordance with their respective terms.

      Omega and Zapata have made customary representations and warranties and covenants in the Purchase Agreement, including among others,(i) subject to certain exceptions and the exercise of the fiduciary duty of Zapata's Board of Directors to its stockholders, Zapata has agreed not to (a) solicit proposals relating to alternative acquisition proposals regarding the Shares or (b) enter into discussions concerning or provide information in connection with alternative acquisition proposals regarding the Shares, (ii) Zapata has agreed not to acquire any additional shares of Common Stock until the end of the Option Exercise Period, (iii) Omega has agreed to use its reasonable best efforts to arrange and obtain as promptly as practicable (and in any event within 45 days of the date of the Purchase Agreement) the proceeds of the financing on the terms and conditions described in the Commitment Letter, (iv) Omega has agreed to file a shelf registration statement on Form S-3 for the resale of the Option Shares and to use its reasonable best efforts to cause the registration statement to become effective and to keep the Registration Statement effective for a period (the "Registration Period") of 390 days after the Closing or, if shorter, until the earlier of (a) the date when all the Option Shares have been sold pursuant to such registration statement, (b) the first date on which Zapata may sell all of the Option Shares held by it without registration pursuant to Rule 144 within a three-month period or (c) the date of the closing of the Option, (v) Omega has agreed, subject to certain exceptions, not to sell, make any short sale of, loan, grant any option for the purchase of (other than pursuant to employee benefit plans), effect any public sale or distribution of or otherwise dispose of any of its equity securities in public sales during the Registration Period, except as required under the amended and restated Registration Rights Agreement (discussed below) or pursuant to registrations on Form S-8 or solely with respect to the offering of securities in connection with a transaction that requires the use of a Form S-4 that is not an offering of securities for cash; and to (vi) Omega has agreed to cooperate in Zapata's efforts to sell its remaining Omega shares and to

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exclude Zapata and any transferee who acquires Zapata's remaining Omega shares from any rights, plan, charter or bylaw amendment or board resolution or similar action that would prohibit, frustrate or adversely affect Zapata's ability to sell or distribute to its stockholders such shares. Omega and Zapata have also agreed to indemnify each other and their related parties on specified terms and conditions.

      In addition, subject to certain conditions, during the period from the Closing to the Voting Agreement Termination Event (as defined below), Zapata has agreed that in the event that any action is submitted to the holders of Common Stock for their approval, whether at a meeting or by written consent, it will cause to be voted all shares of Common Stock as to which Zapata has the right to vote or direct the vote (the "Voting Securities") in favor of the directors nominated by Omega's Board of Directors or a committee thereof and in favor of all actions approved and recommended by the Omega's Board of Directors. Zapata has also granted an irrevocable proxy to Omega to vote all Voting Securities at any such meeting (and at any adjournment or adjournments thereof) or with respect to any such written consent in the manner described in the preceding sentence. Under the Purchase Agreement, "Voting Agreement Termination Event" means the earlier to occur of the following dates (a) the last day of any 12 calendar month period in which Omega's trailing 12-month EBITDA (as defined in the Purchase Agreement) is less than $15,000,000, (b) the continuation of an uncured or unwaived event of default or default for more than 30 days on one or more of Omega's outstanding indebtedness for borrowed money in excess of $1,000,000 or (c) the first day following the Option Exercise Period that the average closing price of the Common Stock for 10 consecutive trading days is less than the Option Purchase Price. The Purchase Agreement also contains provisions whereby Zapata has the right to assert the occurrence of a Voting Agreement Termination Event.

      The closing of the transactions contemplated by the Purchase Agreement and the Commitment Letter are expected to take place in the fourth quarter of 2006, subject to the satisfaction of the closing conditions detailed below.

      Consummation of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of customary closing conditions and, among other things, (i) the consummation of the Financing, (ii) the expiration of the applicable time period referred to in Regulation 14C after the mailing of the Information Statement to Zapata's stockholders, (iii) the receipt of any approval required by the National Marine Fisheries Services ("NMFS") with respect to Omega's existing vessel and shoreside improvement Title XI financing under the NMFS Finance Program ("NMFFP"), (iv) the absence of any order or injunction prohibiting the consummation of the Purchase Agreement, (v) the accuracy of representations and warranties made by Omega and Zapata in all material respects, (vi) the receipt of customary legal opinions, (vii) the receipt of a bring down certificate with respect to the opinion of TM Capital Corp. regarding the solvency of Omega following the consummation of the transactions contemplated by the Purchase Agreement and the Commitment Letter; provided, however, that if TM Capital Corp. is unwilling or unavailable to deliver such certificate, Omega will use its reasonable best efforts to engage another investment banking firm and provide it with the necessary background materials for the purposes of delivering such certificate; and (viii) the receipt of the resignations of Avram A. Glazer and Leonard DiSalvo from Omega's Board of Directors and any committee thereof. Consummation of the Option is also subject to the satisfaction of customary closing conditions and certain of the conditions detailed above.

      The Purchase Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, subject to certain conditions: (i) by mutual




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written consent of Omega and Zapata; (ii) by Omega or Zapata, if an order has been entered by a governmental authority restraining, enjoining or otherwise prohibiting the consummation of the sale of the Shares and such order is final and non-appealable; (iii) by Omega or Zapata if the Closing does not occur on or before the 90th day after the date of the Purchase Agreement (which 90-day period shall automatically be extended for up to an additional 45 days if Zapata has not received clearance of the Information Statement by the SEC), (iv) by Omega, if (a) Zapata's Board of Directors has withdrawn or modified or changed in a manner adverse to Omega, its approval of the Purchase Agreement or the sale of the Shares, or has approved an alternative acquisition proposal of the Shares, (b) Zapata accepts an offer or otherwise enters into an agreement to consummate or consummates an alternative acquisition proposal of the Shares; (v) by Omega or Zapata, as applicable, if there has been a material violation or breach by Zapata or Omega, as applicable, of any covenant, representation or warranty contained in the Purchase Agreement which has prevented the satisfaction of any condition to the obligations of the Omega or Zapata, as applicable, at the Closing; (vi) by Zapata, if within 45 days of the date of the Purchase Agreement, (a) the Financing has not been consummated, (b) the Purchase Price has not been deposited by Omega with the Escrow Agent or (c) the NMFS consent has not been obtained, or (vii) by Zapata if Zapata's Board of Directors determines that an alternative acquisition proposal of the Shares is a Superior Proposal. If Omega terminates the Purchase Agreement pursuant to clauses (iv) or (v) above or Zapata terminates the Purchase Agreement pursuant to clause (vii) above, Zapata will be required to reimburse Omega for its actual out-of-pocket expenses incurred in connection with the Purchase
Agreement and Commitment Letter up to maximum amount of $1,300,000. If Zapata terminates the Purchase Agreement pursuant to clauses (v) or (vi) above, Omega will be required to reimburse Zapata for its actual out-of-pocket expenses incurred in connection with the Purchase Agreement up to maximum amount of $1,000,000. These rights of reimbursement are in addition to any other right or remedy that Omega or Zapata, as applicable, may have available at law or equity.

      Pursuant to the terms of the Purchase Agreement, Omega has also agreed to amend and restate the Registration Rights Agreement, dated April 12, 1998 (the "Original Agreement") between Omega and Zapata to change certain terms of the Original Agreement. Material changes to the Original Agreement, include, among other things, that (i) Omega is not obligated to file a registration statement relating to a demand registration request if such registration request is for a number of registrable securities having a fair market value of less than $3,500,000, (ii) Zapata or permitted transferees of more than 30% of the registrable securities are only entitled to two demand registration requests pursuant to such agreement (not including the registration on Form S-3 required by the Purchase Agreement) and permitted transferees of 30% or less and 10% or more of the registrable securities are only entitled to one demand registration request pursuant to such agreement, (iii) registration statements filed pursuant to such agreement will be prepared and filed by Omega with the SEC as soon as practicable, but in no event later than 30 days (60 days if the applicable registration form is other than Form S-3) after the date notice is given, and that Omega will use its best efforts to cause the same to become effective as soon as possible after the date notice is given, (iv) subject to certain conditions, transfers of registration rights pursuant to such agreement will be effective when Omega has received written notice at the time of or within a reasonable time after said transfer and (v) such agreement may be amended only by a written instrument duly executed by Omega and the holders of more than 50% of the registrable securities.

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ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

      The Malcolm I. Glazer Family Limited Partnership ("MGFLP") owns beneficially 9,813,112 shares of common stock of Zapata which represents approximately 51.156% of the total outstanding common stock of Zapata. On September 8, 2006, Malcolm Glazer's wife, Linda Glazer, replaced him as President and sole director of MIGFLP's corporate general partner, Malcolm I. Glazer G.P., Inc. ("MIG GP"). By virtue of her position as President and sole director of MIGFLP's corporate general partner, Mrs. Glazer may be deemed to control the Zapata common stock held by MIGFLP. No funds or other consideration were paid in connection with this transaction. There were no arrangements known to Zapata, the operation of which may at a subsequent date result in a change of control of Zapata or which relate to the election of directors or other matters. The Malcolm Glazer Revocable Trust U/A/D dated February 24, 1997, as amended (the "MIG Trust"), is the owner of 100% of the common stock of MIG GP. The MIG Trust is the sole limited partner of the MGFLP.

      Linda Glazer, Avram Glazer, Joel Glazer, Bryan Glazer, Kevin Glazer, Edward Glazer and Darcie Glazer, serve as co-trustees of the MIG Trust. Malcolm Glazer remains the sole beneficiary of the MIG Trust. A majority of the co-trustees is required to authorize action on behalf of the MIG Trust.

FORWARD-LOOKING STATEMENTS

      This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty that could cause actual results to differ materially from those in the forward-looking statements. These risks include, without limitation, the possibility that the closing of the transaction may not occur or be delayed or that the call option may not be exercised and that Zapata may not be able to otherwise sell its remaining Omega shares. More information about potential factors that could affect Zapata's business and financial results is included under the heading "Significant Factors That Could Affect Future Performance and Forward-Looking Statements" contained in Zapata's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission (the "SEC"), which is available at the SEC's website at http://www.sec.gov, all of which are incorporated herein by reference. All forward-looking statements included in this press release are based on information available at the time of the release, and Zapata assumes no obligation to update any forward-looking statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statements of business acquired

          None.

      (b) Pro Forma Financial Information

          None.

      (c) Shell Company Transactions




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          None.

      (d) Exhibits

          99.1 Press release dated September 8, 2006.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     ZAPATA CORPORATION



Dated:  September 14, 2006       By:    /s/ Leonard DiSalvo
                                        ----------------------------------
                                 Name:  Leonard DiSalvo
                                 Title: VP-Finance and Chief Financial Officer


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